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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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VIASYS Healthcare Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIASYS HEALTHCARE INC.
227 Washington Street, Suite 200
Conshohocken, PA 19428

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 10, 2005

To our stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of VIASYS Healthcare Inc. (the "Company") will be held at The Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania, on Wednesday, May 10, 2005, at 8:30 a.m. local time, for the following purposes:

  1.
  To elect three members to the Board of Directors.

  2.
  To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

        Only stockholders of record at the close of business on March 22, 2005, the record date, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

By order of the Board of Directors,

Matthew M. Bennett Secretary

April 8, 2005

        YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE.

VIASYS HEALTHCARE INC.

227 Washington Street, Suite 200
Conshohocken, PA 19428

PROXY STATEMENT

        This Proxy Statement is being furnished to the stockholders of VIASYS Healthcare Inc., a Delaware corporation (the "Company"), in connection with the 2005 Annual Meeting of Stockholders of the Company, to be held on May 10, 2005, and any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at The Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania at 8:30 a.m. local time. This Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about April 8, 2005.

        Execution and return of the enclosed proxy card is being solicited by and on behalf of the Board of Directors of the Company (the "Board"). The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be paid by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company, both in person and by mail, telephone, telefax and other methods of communication. The Company may employ an outside firm to assist in the solicitation of proxies, and the cost, if any, for such services will be paid by the Company.

VOTING AT THE ANNUAL MEETING

Record Date; Proxies; Vote Required

        Only stockholders of record at the close of business on March 22, 2005 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournments thereof. As of March 22, 2005, the Company had outstanding 31,149,093 shares of common stock, $.01 par value (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock owned of record by such stockholder on the Record Date with respect to each matter to be voted on at the Annual Meeting.

        All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted by the proxy agents as recommended by the Board. A stockholder may revoke his or her proxy at any time before it is exercised by written notice to the Secretary of the Company, by delivery of a later-dated signed proxy or by voting in person at the Annual Meeting.

        Election as a director requires a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. With respect to any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of votes cast by the stockholders entitled to vote thereon is required to take action unless a greater percentage is required by the Company's Amended and Restated Certificate of Incorporation as amended (the "Charter") or Amended and Restated By-laws (the "By-laws").

        With regard to the election of directors, votes may be cast in favor of all nominees, authority may be withheld for all nominees or votes may be cast for all nominees except as specified. Votes that are withheld will be excluded entirely from the vote and will have no effect. For the purpose of determining the number of votes cast for approval of other matters to be voted on at the Annual Meeting, only those cast in favor of or against are included. Abstentions may be specified on any proposals other than the election of directors and will be counted as shares that are present for purposes of determining a quorum, but will have the effect of a negative vote. With regard to proposals other than the election of directors, broker non-votes will not be counted as shares that are present for purposes of determining a quorum and will have no effect on the outcome of such proposals, if any. "Broker non-votes" occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of March 22, 2005 certain information with respect to the beneficial ownership of Common Stock (the only voting class outstanding) (i) by each of the Named Executive Officers, (ii) by each director, (iii) by each person known to the Company to own beneficially five percent or more of its outstanding Common Stock and (iv) by all executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount of Nature of Beneficially Ownership(2)		Percent of Class Beneficially Owned
Randy H. Thurman	1,219,650	(3)	3.8
Lori J. Cross	39,996	(4)	*
Martin P. Galvan	202,220	(5)	*
Mahboob H. Raja	56,874	(6)	*
Edward Pulwer	131,116	(7)	*
Ronald A. Ahrens	42,249	(8)	*
Sander A. Flaum	1,765	(9)	*
Kirk E. Gorman	7,738		*
Robert W. O'Leary	43,413	(10)	*
Fred B. Parks, Ph.D	1,265	(11)	*
Royce & Associates, LLC	4,042,600	(12)	13.0
Shapiro Capital Management Company, Inc.	3,370,770	(13)	10.8
Iridian Asset Management LLC	2,933,922	(14)	9.4
Wellington Management Company, LLP	2,548,394	(15)	8.2
Barclays Global Investors, NA	1,753,835	(16)	5.6
Artisan Partners Limited Partnership	1,731,400	(17)	5.6
All Directors and Officers as a Group (18 persons)	2,119,287	(18)	6.4

*
Less than one percent (1%)

(1)
Except as otherwise indicated, the address of each person named in the table is: c/o VIASYS Healthcare Inc., 227 Washington Street, Suite 200, Conshohocken, Pennsylvania 19428.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of March 22, 2005 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3)
Includes options to purchase 1,206,650 shares of Common Stock.

(4)
Represents options to purchase 39,996 shares of Common Stock.

(5)
Includes options to purchase 196,660 shares of Common Stock.

(6)
Includes options to purchase 54,380 shares of Common Stock.

(7)
Includes options to purchase 128,830 shares of Common Stock.

(8)
Includes options to purchase 35,249 shares of Common Stock.

(9)
Includes options to purchase 3,765 shares of Common Stock.

(10)
Includes options to purchase 36,514 shares of common Stock. All of the shares are owned by the O'Leary Family Trust, of which Mr. O'Leary is a beneficial owner.

(11)
Represents options to purchase 1,265 shares of common stock.

(12)
Based on a Schedule 13G/A, filed on February 3, 2005 with the SEC by Royce & Associates, LLC, a registered investment advisor ("Royce"), with respect to beneficial ownership of 4,042,600 shares. Royce has sole voting and sole dispositive power over these shares. The principal business address of Royce is 1414 Avenue of the Americas, New York, NY 10019.

(13)
Based on a Schedule 13G, filed on February 15, 2005 with the SEC by Shapiro Capital Management Company, Inc., a registered investment advisor ("Shapiro Capital Management") and Samuel R. Shapiro with respect to beneficial ownership of 3,370,770 shares. Shapiro Capital Management has sole voting power over 2,935,220 of these shares, shared voting power over 435,550 of these shares and has sole dispositive power over all of these shares. Mr. Shapiro is the President, a Director and majority shareholder of Shapiro Capital Management, in which capacity he exercises dispositive power over these shares. Although Mr. Shapiro owns no shares for his individual account, he is deemed to have beneficial ownership of the shares by virtue of his affiliation with Shapiro Capital Management. The principal business address of Samuel R. Shapiro and Shapiro Capital Management is 3060 Peachtree Road, Suite 1555 N.W., Atlanta, Georgia 30305.

(14)
Based on a Schedule 13G/A, filed on February 8, 2005 with the SEC by Iridian Asset Management LLC ("Iridian"), The Governor and Company of the Bank of Ireland (the "Bank of Ireland"), IBI Interfunding ("IBI"), BancIreland/First Financial, Inc. ("BancIreland") and BIAM (US) Inc. ("BIAM") (collectively, the "Bank of Ireland Reporting Persons") with respect to beneficial ownership of 2,933,922 shares. Each of the Bank of Ireland Reporting Persons share voting and dispositive power over all of these shares. Iridian is an investment advisor and has direct beneficial ownership of the shares of Common Stock in the accounts which it manages. BIAM, as the controlling member of Iridian, may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by Iridian. BancIreland, as the sole shareholder of BIAM, may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by BIAM. IBI, as the sole shareholder of BancIreland, may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by BancIreland. Bank of Ireland, as the sole shareholder of IBI, may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by IBI. The principal business address of Bank of Ireland and IBI is Head Office, Lower Baggot Street, Dublin 2, Ireland. The principal business address of BancIreland and BIAM is Liberty Park #15, 282 Route 101, Amherst, New Hampshire 03110. The principal business address of Iridian is 276 Post Road West, Westport, Connecticut 06880.

(15)
Based on a Schedule 13G/A, filed on February 14, 2005 with the SEC by Wellington Management Company, LLP, a registered investment advisor ("Wellington"), with respect to beneficial ownership of 2,548,394 shares. Wellington has shared voting power over 1,979,494 of these shares and shared dispositive power over all of the shares. The principal business address of Wellington is 75 State Street, Boston, Massachusetts 02109.

(16)
Based on a Schedule 13G filed on February 14, 2005 with the SEC by Barclays Global Investors, NA ("Barclays"), Barclays Global Fund Advisors ("Barclays Global"), Barclay Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank plc, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA, Barclays Private Bank Limited, Bronco (Barclays Cayman) Limited, Palomino Limited and HYMF Limited (collectively, the "Barclay Reporting Persons"), with respect to beneficial ownership of 1,753,835 shares. Barclays has sole voting power over 782,264 of these shares and sole dispositive power over 935,303 of these shares. Barclays Global has sole voting power over 815,345 of these shares and sole dispositive power over 818,532 of these shares. The principal business addresses of the Barclay Reporting Persons are as follows: Barclays Global Investors, NA and Barclays Global Fund Advisors: 45 Fremont Street, San Francisco, California 94105; Barclay Global Investors, Ltd., 1 Royal Mint Court, London EC3N 4HH England; Barclays Global Investors Japan Trust and Banking Company Limited, Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-ku, Tokyo 150-0012 Japan; Barclays Life Assurance Company Limited, Unicorn House 5th Floor, 252 Romford Road, Forest Gate, London 37 9JB England; Barclays Bank plc and Barclays Bank Trust Company Limited: 54 Lombard Street, London EC3P 3AH England; Barclays Capital Securities Limited, 5 The Borth Colonnade, Canary Wharf, London E14 4BB England; Barclays Capital Inc., 200 Park Ave., New York, New York 10166; Barclays Private Bank & Trust (Isle of Man) Limited, 4th Floor, Queen Victoria House, Isle of Man, IM99 IDF England; Barclays Private Bank and Trust (Jersey) Limited, 39/41 Broad Street, St. Helier, Jersey, Channel Island JE4 8PU; Barclays Bank (Suisse) SA, 10 rue d'Italie, CH-1204 Geneva, Switzerland; Barclays Private Bank Limited, 59/60 Grosvenor Street, London WIX 9DA England; Bronco (Barclays Cayman) Limited, Palomino Limited and HYMF: Limited Walker House Mary Street, P.O. Box 908 GT, George Town, Grand Cayman (Cayman Islands).

(17)
Based on a Schedule 13G filed on January 26, 2005 with the SEC by Artisan Partners Limited Partnership ("Artisan"), Artisan Investment Corporation ("Artisan Corporation"), Andrew A. Ziegler and Carlene Murphy Ziegler (collectively, the "Artisan Reporting Persons"), with respect to beneficial ownership of 1,731,400 shares. Each of the Artisan Reporting Persons shares voting and dispositive power over all of these shares. Artisan is a registered investment advisor. Artisan Corporation is the general partner of Artisan and Mr. and Ms. Ziegler are the principal stockholders of Artisan Corporation. The principal business address of the Artisan Reporting Persons is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202.

(18)
Includes options to purchase 2,053,662 shares of Common Stock.

PROPOSAL No. 1 — ELECTION OF DIRECTORS

        The Company's Charter provides that the Board shall consist of not less than three directors, with the exact number to be determined in the manner prescribed in the By-laws of the Company. The Board is classified into three classes with staggered terms, Class I, Class II and Class III. No one class is to have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided by resolution of the Board.

        The Company recently discovered that it had labeled its director classes incorrectly in its prior proxy statements. Specifically, the Company's Class I directors should have been its Class II directors, its Class II directors should have been its Class III directors and its Class III directors should have been its Class I directors. Each member of each Class was correctly referenced and the information set forth below correctly labels each of the Company's Classes and states its membership.

        As of February 16, 2005, the Board consisted of seven directors, Randy H. Thurman, Chairman, Ronald A. Ahrens, Sander A. Flaum, Kirk E. Gorman, Thomas W. Hofmann, Robert W. O'Leary and Fred B. Parks, Ph.D. The directorships expiring this year are the Class II directorships, presently filled by Messrs. Flaum, Hofmann and Gorman. Based upon the recommendation of the Nominating and Governance Committee, the Board has nominated Messrs. Flaum, Hofmann and Gorman for election as directors at the Annual Meeting to serve until the 2008 annual meeting of stockholders, until such director's successor has been elected and qualified or until their earlier resignation, death or removal. Each nominee is currently a director of the Company.

        Each nominee has expressed his willingness to serve as a director if elected, and the Company knows of no reason why any nominee would be unable to serve. The persons named as proxy agents in the enclosed proxy card intend (unless instructed otherwise by a stockholder) to vote for the election of Messrs. Flaum, Hofmann and Gorman. If a nominee is unable to serve as a director, the proxy agents intend to vote for any alternative nominee designated by the Board. Alternatively, the Board may decide to reduce the number of directors.

The Board of Directors unanimously recommends a vote FOR each nominee.

        Set forth below is certain information with respect to each individual currently serving as a director of the Company, including each nominee.

Class II—Directors with Terms Continuing Through the 2008 Annual Meeting

Sander A. Flaum	Age: 67

        Mr. Flaum has served as a director of the Company since November 2003. Mr. Flaum is currently Managing Partner of Flaum Partners, Inc., a consultancy focused on transformational thinking for the Pharmaceutical and Biotech Industries. Mr. Flaum retired as Chairman of Euro RSCG Life in December 2003; prior to that he was Chairman and CEO of Robert A. Becker Euro RSCG. Mr. Flaum also serves as Adjunct Professor of Management at Fordham University Graduate School of Business and acts as Chairman of the Fordham Leadership Forum, which he founded in 1999. Mr. Flaum also served 18 years with Lederle Laboratories ("Lederle") (now Wyeth). During his tenure with Lederle, Mr. Flaum served in several capacities, including Marketing Director, Ethical and Biologic Products. Mr. Flaum directed 58 product launches during his distinguished career. Mr. Flaum is also a director of Fisher College of Business at The Ohio State University, Fordham University Graduate School of Business, and the Monterey Institute of International Studies.

Kirk E. Gorman	Age: 54

        Mr. Gorman has served as a director of the Company since February 2005 and previously from November 2001 to December 2003. Since October 1, 2003, Mr. Gorman has served as Senior Vice President and Chief Financial Officer of Jefferson Health System, the largest hospital system in metropolitan Philadelphia. From 1992 to 2003, Mr. Gorman served as Senior Vice President and Chief Financial Officer of Universal Health Services, Inc. Mr. Gorman is also a director of IASIS Healthcare Corporation.

Thomas W. Hofmann	Age: 53

        Mr. Hofmann has served as a director of the Company since April 2004. Since December 2001, Mr. Hofmann has served as Senior Vice President and Chief Financial Officer of Sunoco, Inc., and held the title of Vice President and Chief Financial Officer from July 1998 to December 2001. Mr. Hofmann is also a director of Sunoco Logistics Partners L.P.

Class I—Nominees for Terms Continuing Through the 2007 Annual Meeting

Robert W. O'Leary	Age: 61

        Mr. O'Leary has served as a director of the Company since June 2001. Since June 2002, Mr. O'Leary has served as Chairman of the Board of Valeant Pharmaceuticals International, and held the title of Chief Executive Officer from June 2002 to January 2005. Since March 2001, Mr. O'Leary has also been the Chairman and Chief Executive Officer of The Sagamore Group, a firm specializing in spin-offs and corporate reorganizations. From July 2000 to October 2000, Mr. O'Leary was President and Chief Executive Officer of PacifiCare Health Systems, Inc., a managed health services company. From 1995 to July 2000, Mr. O'Leary was the Chairman and Chief Executive Officer of Premier, Inc., a strategic alliance of not-for-profit health care and hospital systems. From 1990 to 1995, Mr. O'Leary was the Chairman and Chief Executive Officer of American Medical International, Inc., a world-wide hospital management company. Mr. O'Leary is also a director of Smiths Group PLC and Thermo Electron Corporation.

Randy H. Thurman	Age: 55

        Mr. Thurman has served as Chief Executive Officer since April 2001 and became Chairman of the Board upon our spin-off in November 2001. Since July 2004, Mr. Thurman has also served as President. From 1996 to April 2001, Mr. Thurman served as Chairman and Chief Executive Officer of Strategic Reserves LLC, a privately held company providing funding and strategic direction to healthcare technology companies. From 1993 to 1996, Mr. Thurman was Chairman and CEO of Corning Life Sciences, Inc., which was a global leader in clinical laboratory testing, pharmaceutical research and esoteric reference testing. Concurrent with the aforementioned positions, Mr. Thurman served as Chairman of the Board of Enzon Pharmaceuticals, Inc. from 1994 to 2001. From 1984 to 1993, Mr. Thurman held various positions at Rhone-Poulenc Rorer Pharmaceuticals, Inc., a global pharmaceutical company, ultimately as its President. Mr. Thurman also serves as Lead Director of Valeant Pharmaceuticals International and as a director of Closure Medical Corporation.

Class III—Directors with Terms Continuing Through the 2006 Annual Meeting

Ronald A. Ahrens	Age: 65

        Mr. Ahrens has served as a director of the Company since November 2001 and was named Lead Director in May 2004. Mr. Ahrens, a retired senior executive, has served as an advisor to Merck & Company, Inc., a pharmaceutical company, since 1995. From 1991 to 1995, Mr. Ahrens served as the President of Merck Consumer Healthcare Group Worldwide. Mr. Ahrens retired as Chairman of the Board of Directors of Closure Medical Corporation in June 2004. Mr. Ahrens is also a director of TEMPTIME Corporation, a medical technology company.

Fred B. Parks, Ph.D.	Age: 57

        Dr. Parks has served as a director of the Company since April 2004. Since May 2003, Dr. Parks has served as Chairman and Chief Executive Officer of Urologix, Inc. From 1999 to 2003, Dr. Parks was employed by Philips Medical Systems-Cleveland (formerly Marconi Medical). From 1998 to 1999, Dr. Parks served as President, COO and Board member for St. Jude Medical, Inc., a medical device company focusing on implantable cardiovascular products. From 1976 to 1997, Dr. Parks was employed by EG&G, Inc. (now PerkinElmer, Inc.), where he served as President, COO and board member.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

        The Board of Directors held eight meetings during the Company's last fiscal year ended January 1, 2005. The Board of Directors currently has a Compensation Committee, an Audit Committee and a Nominating and Governance Committee. During the last fiscal year, no current director attended fewer than 75% of the total number of meetings of the Board and the committees of which he was a member.

        The Company operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance.

Director Independence

        The standards relied upon by the Board of Directors in affirmatively determining whether a director is "independent," in compliance with the rules of the New York Stock Exchange (the "NYSE"), are comprised, in part, of those objective standards set forth in the NYSE rules.

        The Board of Directors, in applying the above-referenced standards, has affirmatively determined that the Company's current "independent" directors are: Ronald A. Ahrens, Sander A. Flaum, Kirk E. Gorman, Thomas W. Hofmann, and Fred B. Parks, Ph.D.

Compensation of Directors

        In 2003, the Company retained an outside firm to advise the Compensation Committee and the full Board with respect to ensuring that the Company's director compensation remained competitive. In September 2003, after review and approval by the Compensation Committee, the Board approved the proposed changes which were presented by this firm. The director compensation proposals that were approved by the Board and became effective in the fourth quarter of 2003, and remained in effect for 2004, include the following:

    •
    An annual retainer of $25,000 in cash (payable quarterly) or, if a director elects in lieu of the cash retainer payment, options to purchase $75,000 of the Company's common stock, calculated based on the market price of the Company's common stock on the date the options are granted (the "Market Price"). The exercise price for the options is based on the Market Price. The options vest in three annual installments, commencing on the first anniversary of the date of grant;

    •
    Annual retainer of $5,000 in cash for each Committee chair (payable quarterly) or, if a director elects in lieu of the cash retainer payment, options to purchase $15,000 of the Company's common stock, calculated based on the Market Price. The exercise price for the options is based on the Market Price. The options vest in three annual installments, commencing on the first anniversary of the date of grant;

    •
    Discontinuation of Board and Committee meeting fees;

    •
    Annual equity grant to each director of 3,000 stock units; and

    •
    Initial equity grant to each new director of 7,500 stock units.

        In 2004, Messrs. Flaum, O'Leary and Parks elected to receive their annual retainers for service as a director in stock options.

Audit Committee

        The members of the Audit Committee are Thomas W. Hofmann, who serves as Chairman, Sander A. Flaum and Kirk E. Gorman. The Board of Directors has determined that all of the members of the Audit Committee meet the independence and financial literacy requirements of the NYSE listing standards and applicable SEC rules. The Board has determined that Messrs. Hofmann and Gorman possess accounting or related financial management expertise, within the meaning of the listing standards of the NYSE, and are audit committee financial experts within the meaning of the applicable SEC rules. The Audit Committee held fourteen meetings during the Company's last fiscal year. Ernst & Young LLP ("E&Y"), the Company's independent registered public accounting firm, reports directly to the Audit Committee.

        The authority of the Audit Committee, as set forth in more detail in its Charter, includes selecting, evaluating and, where appropriate, replacing the accountants to be engaged as the Company's independent registered public accounting firm, reviewing the fees received by and relationships between the independent registered public accounting firm and the Company, reviewing the results of the audit and other services provided by the independent registered public accounting firm and reviewing with the independent registered public accounting firm and the Company's financial and accounting personnel the adequacy and effectiveness of the Company's accounting and financial controls.

        Copies of the Charter can be obtained free of charge from the Company's website, www.viasyshealthcare.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Secretary.

        The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the Company's independent registered public accounting firm prior to the filing of officers' certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls over financial reporting.

        The Audit Committee has established the following procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding financial, accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by the Company's employees of concerns regarding questionable financial, accounting, internal accounting controls or auditing matters.

    •
    The Company has published on its website a toll-free telephone number for receiving complaints regarding financial, accounting, internal accounting controls or auditing matters.

    •
    The toll free number is answered and monitored by an independent third party, and the members of the Audit Committee have direct access to this independent third party, if necessary.

    •
    All complaints regarding financial, accounting, internal accounting controls or auditing matters received on the toll-free telephone number are sent directly to the Audit Committee.

    •
    The Audit Committee may request special treatment, including the retention of outside counsel or other advisors, for any complaint addressed to it.

        The Company's internal audit group reports periodically throughout the year directly to the Audit Committee.

Compensation Committee

        The members of the Compensation Committee are Ronald A. Ahrens, who serves as Chairman, Sander A. Flaum and Fred B. Parks, Ph.D. The Board of Directors has determined that the members of the Compensation Committee meet the independence requirements of the NYSE listing standards. Further, each member of the Compensation Committee is a "Non-Employee Director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee has authority, as delegated by the Board, in matters relating to compensation for corporate officers and administration of the Company's incentive plans. The Compensation Committee held four meetings during the Company's last fiscal year.

        The Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. Copies of the Charter can be obtained free of charge from the Company's website, www.viasyshealthcare.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Secretary.

Nominating and Governance Committee

        The members of the Nominating and Governance Committee are: Ronald A. Ahrens and Sander A. Flaum. The Board of Directors has determined that both members of the Nominating and Governance Committee meet the independence requirements of the NYSE listing standards. The responsibilities of the Nominating and Governance Committee include making recommendations to the Board on Board organization and procedures, performing evaluations of the Board and individual directors and making director nominations. The Nominating and Governance Committee held two meetings during the Company's last fiscal year.

        The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members, other Board members and outside search firms on occasion, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for consideration by the Board must follow the procedures described in this proxy statement under the caption "Procedures for Nominating or Recommending for Nomination Candidates for Director." Once

the Nominating and Governance Committee has identified prospective nominees, background information is elicited about the candidates, following which they are investigated, interviewed and evaluated by the Committee, which then reports to the Board of Directors. No distinctions are made as between internally recommended candidates and those recommended by stockholders.

        The Nominating and Governance Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. Copies of the Charter can be obtained free of charge from the Company's website, www.viasyshealthcare.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Secretary.

Corporate Governance Guidelines

        The Company has adopted a set of Corporate Governance Guidelines, including specifications for director qualification and responsibility. Copies of the guidelines can be obtained free of charge from the Company's website, www.viasyshealthcare.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Secretary.

Code of Business Conduct and Ethics for Directors; Code of Conduct

        The Company has adopted a Code of Business Conduct and Ethics for Directors and a Code of Conduct applicable to employees, including all officers of the Company. Violations of the Code of Business Conduct and Ethics for Directors may be reported to one or more of the Company's General Counsel, the Chairman of the Board, the Chairman of the Audit Committee or the Chairman of the Nominating and Governance Committee of the Board. Violations of the Code of Conduct may be reported to the Compliance Officer and the Audit Committee. Copies of the codes can be obtained free of charge from the Company's website, www.viasyshealthcare.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of the Secretary.

Directors' Attendance at Annual Meetings of Stockholders

        It has been and is the policy of the Board of Directors to expect that all directors attend annual meetings of stockholders, except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. All of the then-current members of the Board of Directors attended the Company's 2004 Annual Meeting of Stockholders.

Non-Management Directors

        Pursuant to the NYSE listing standards, the non-management directors of the Board met three times in 2004. The non-management directors will continue to meet at regularly scheduled executive sessions without management participation and, annually, will elect one director to act as the Lead Director for each non-management meeting. Ronald A. Ahrens is currently serving a one-year term as Lead Director. Among other responsibilities, the Lead Director leads executive sessions of the Board (without members of management present) that occur at every in-person meeting of the Board and at other times as directors may desire. He also works with the Chairman to set the Board agenda and determine the appropriate materials to be provided to the directors.

Communication With the Board of Directors

        Any person who wishes to communicate with the Board of Directors, including the Lead Director of the non-management directors or the non-management directors as a group, may direct a written request addressed to such directors in care of General Counsel, at the address appearing on the first page of this proxy statement. The General Counsel will periodically forward such communications to the intended Board member or members, as appropriate.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee is currently comprised of three independent directors. As members of the Compensation Committee, it is our responsibility to determine with management the most effective total executive compensation strategy based on the Company's business and consistent with stockholders' interests. Our principal responsibilities include reviewing the Company's overall compensation practices, recommending compensation for all executives including the Chief Executive Officer and key employees and making recommendations to the Board of Directors with respect to major compensation and benefit programs.

        The compensation packages for our executive officers are designed to attract and retain top quality management and to encourage them to contribute to both the Company's short-term and long-term goals. In addition, the Committee considers compensation packages received by executives of similar companies as part of the process.

        Presently, the basic components of the Company's compensation packages for executive officers include the following:

  •
  Base Salary;

  •
  Bonuses;

  •
  Stock Options; and

  •
  Benefits.

        Each executive officer's compensation package contains a mix of these components and is intended to provide a level of compensation competitive in the industry. The Company periodically reviews the compensation packages of its senior executives to ensure that its compensation levels and benefits are commensurate with those offered to senior executives at companies of comparable size and development in similar industries, as appropriate. In determining salaries, the Compensation Committee also takes into account individual experience, performance and specific expertise beneficial to the Company. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term Company performance as well as individual performance. All of our executive officers have employment agreements, which include severance payments in the event of termination of the executive's employment without cause and in certain additional circumstances. See "Employment Agreements."

        With respect to base salaries of the Named Executive Officers, during 2004 the Compensation Committee accepted the Chairman's recommendation that the base salaries of Mr. Thurman, Ms. Cross, Messrs. Galvan, Raja and Pulwer be increased by $50,000, $13,250, $19,110, $9,848 and $95,000 to $600,000, $278,250, $292,110, $256,076 and $300,000, respectively. With respect to Messrs. Galvan and Raja and Ms. Cross the increase was an annual performance raise based upon approval by the Compensation Committee following the recommendation of the Chief Executive Officer. With respect to Mr. Thurman, the increase was an annual performance raise based upon approval by the Board of Directors following the recommendation of the Compensation Committee. With respect to Mr. Pulwer, the increase was an annual performance raise and additional compensation based on a market rate adjustment due to a significant increase in responsibility for his assumption of the role of Executive Vice President and Group President, Respiratory Care.

        Bonuses are awarded under the Company's Management Incentive Program (the "Program"). The Program is comprised of three performance measures: Company performance measured in earnings per share ("EPS"), strategic business unit ("SBU") performance measured in budgeted operating income for each business unit and individual performance measured by achievement of approved objectives. Each year, EPS and SBU targets as well as individual performance objectives are approved. In accordance with the Program, actual incentive payouts may range from 0% at below minimum performance, 100% (or one times bonus target) at target performance and 200% (or two times bonus target) at or above maximum performance. A percentage of each individual's bonus eligibility is tied to the applicable measures described above and weighted based upon the relative importance of each of the performance factors to the individual's job. In addition, each year a minimum EPS target is established which, if not achieved, will result in no bonus awards for the year. In 2004, the minimum EPS target was not met, and, consequently, the Company did not award any bonuses. The Board has approved the EPS and SBU targets for 2005 under the Program. In addition, the Board has approved the 2005 individual performance objectives for the Chief Executive Officer, who in turn, approves individual performance objectives for each of the Named Executive Officers for 2005.

        The goal of granting stock options and other equity-based awards is to align the long-term interests of each officer with the interests of our stockholders and to provide long-term incentives for the individual officer to remain with us. All employees, including executive officers, are eligible for discretionary grants, which are generally based on either individual or corporate performance. In November 2004, the Board granted to Messrs. Thurman, Galvan and Raja options to purchase 104,000, 26,500 and 14,500 shares of Common Stock, respectively. In November 2004, the Board granted Ms. Cross options to purchase 25,000 shares of Common Stock. In September 2004, the Board granted Mr. Pulwer options to purchase 50,000 shares of Common Stock for his assumption of the role of Executive Vice President and Group President, Respiratory Care. Each of these grants vests one third each year until fully vested, beginning on the first anniversary of the date of grant.

        Benefits offered to our executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to our executive officers are substantially the same as those offered to all of our non-executive employees.

COMPENSATION COMMITTEE
Ronald A. Ahrens, Chairman Sander A. Flaum Fred B. Parks, Ph.D.

March 9, 2005

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain information regarding compensation earned by the Company's Chief Executive Officer and the four other most highly paid executive officers for the three year period ended January 1, 2005 (the "Named Executive Officers").

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)		Other Annual Compensation($)(1)	Securities Underlying Options	All Other Compensation($)(2)
Randy H. Thurman Chairman, President and Chief Executive Officer	2004 2003 2002	613,462 540,386 500,000	— 546,400 —		137,500 137,500 137,000	104,000 250,000 130,000	9,225 9,000 —
Lori J. Cross Group President, NeuroCare	2004 2003 2002	275,447 30,577 —	100,000 45,000 —	(3)	— — —	25,000 120,000 —	8,731 1,376 —
Martin P. Galvan Senior Vice President, Chief Financial Officer, Director, Investor Relations	2004 2003 2002	299,670 271,461 233,847	— 190,991 —		— — —	26,500 80,000 20,000	9,225 4,344 —
Mahboob H. Raja(4) Group President, International	2004 2003 2002	254,428 205,658 153,382	— 127,155 —		— — —	14,500 37,700 —	25,811 21,648 16,966
Edward Pulwer Executive Vice President and Group President, Respiratory Care	2004 2003 2002	250,288 204,039 173,500	— 119,515 —		— — —	50,000 22,000 25,000	9,225 8,827 9,000

(1)
$125,000 of this amount represents the amount of loan forgiveness on the $500,000 promissory note that was entered into between the Company and Mr. Thurman in April 2001 (the "Note") (see "Employment Agreements" and "Related Transactions") and $12,500 of this amount represents the amount of Mr. Thurman's annual car allowance.

(2)
Other than Mr. Raja, for whom the amounts disclosed represent Company contributions under the Company's British Pension scheme, the amounts disclosed represent Company contributions under the Company's 401(k) Plan on behalf of the Named Executive Officer.

(3)
Represents amount received as a bonus when Ms. Cross executed her employment agreement with the Company.

(4)
Mr. Raja's compensation numbers have been converted from British pounds to U.S. dollars for purposes of this presentation.

Stock Options

        The following table sets forth certain information concerning grants of stock options made during 2004 to the Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants
			Percent of Total Options Granted to Employees in Last Fiscal Year
	Number of Securities Underlying Options Granted					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms($)
Name				Exercise Price ($/Sh)	Expiration Date
						5%	10%
Randy H. Thurman	104,000	(1)	10.17%	17.52	11/10/14	1,145,896	2,903,926
Lori J. Cross	25,000	(1)	2.44%	17.52	11/10/14	275,456	698,059
Martin P. Galvan	26,500	(1)	2.59%	17.52	11/10/14	291,983	739,943
Mahboob H. Raja	14,500	(1)	1.42%	17.52	11/10/14	159,764	404,874
Edward Pulwer	50,000	(2)	4.89%	16.35	09/22/14	514,121	1,302,884

(1)
The options were granted on November 10, 2004 and vest one third each year until fully vested, beginning on the first anniversary of the date of grant.

(2)
The options were granted on September 22, 2004 and vest one third each year until fully vested, beginning on the first anniversary of the date of grant.

Option Exercises and Fiscal Year-End Values

        The following table summarizes the value of vested and unvested options for the Named Executive Officers at January 1, 2005. Year-end values are based upon a price of $19.00 per share, which was the closing market price of a share of Common Stock on December 31, 2004, the last trading day of our fiscal year.

Aggregate Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised in-the-Money Options at Fiscal Year End
Name	Shares Acquired on Exercise	Value Realized($)
			Exercisable	Unexercisable	Exercisable($)	Unexercisable($)
Randy H. Thurman	—	—	1,079,983	314,017	4,758,158	988,962
Lori J. Cross	—	—	39,996	105,004	—	37,000
Martin P. Galvan	—	—	169,996	86,504	788,750	323,970
Mahboob H. Raja	1,043	11,556	41,814	39,636	170,640	83,720
Edward Pulwer	—	—	121,497	73,003	545,637	227,908

Employment Agreements

        On November 29, 2004 and effective as of November 15, 2004, the Company entered into amended and restated employment agreements (the "Restated Employment Agreements") with each of the following named executive officers: Randy H. Thurman, Chairman, President and Chief Executive Officer; Martin P. Galvan, Senior Vice President, Chief Financial Officer and Director, Investor Relations; Lori J. Cross, Group President, NeuroCare; Edward Pulwer, Executive Vice President and Group President, Respiratory Care; and Mahboob H. Raja, Group President, International.

        The principal revisions applicable to the Restated Employment Agreements with Messrs. Thurman, Galvan, Pulwer and Raja and Ms. Cross include: (i) broadening of vesting provisions to include all types of equity grants instead of only stock options; (ii) clarification that the term of the agreement automatically renews for a two-year or three-year period, as applicable, unless written notice is given, instead of a shorter renewal term; and (iii) addition of a requirement that the executive execute a release upon separation of employment as a condition to receiving severance benefits.

        The following revisions are also applicable to each of the Restated Employment Agreements with Messrs. Pulwer and Raja and Ms. Cross: (i) in the event of non-renewal of employment, provision of severance in the amount of up to six months base salary, prorated bonus and base salary through the last day of the remaining employment term; (ii) in the event of termination without cause, the prorated bonus benefit is no longer paid in addition to the other benefits; and (iii) upon a change of control and in the event an officer's employment agreement is not renewed upon the expiration of the initial employment term or renewal period in which the change of control occurs, provision of the benefits otherwise provided in the case of termination without cause.

        Each of the Restated Employment Agreements with Messrs. Thurman and Galvan consolidates the provisions of the executive retention and employment agreements which Messrs. Thurman and Galvan each previously entered into with the Company and eliminates inconsistencies between the employment and retention agreements. In addition, Mr. Thurman's Restated Employment Agreement provides that: (i) in the event of a change in control, each equity grant held by Mr. Thurman that has not already vested shall immediately vest and (ii) following termination of employment as Chief Executive Officer, subject to some exceptions, Mr. Thurman shall continue employment for three years in a capacity mutually agreed to with the Board.

        The Restated Employment Agreements set forth the basic terms of employment for each Named Executive Officer, including base salary, bonus and benefits to which each Named Executive Officer is entitled during the term of employment and in the event that employment is terminated for various reasons. Each Named Executive Officer's annual base salary as defined in his or her respective Restated Employment Agreement is as follows: Mr. Thurman: $600,000; Ms. Cross: $278,250; Mr. Galvan: $292,110; Mr. Pulwer: $300,000; and Mr. Raja: £140,155. The Restated Employment Agreements are described in further detail below.

Restated Employment Agreements with Messrs. Thurman and Galvan

        The Restated Employment Agreements with Messrs. Thurman and Galvan provide for a three-year term and a two-year term, respectively, and each term automatically renews for successive three-year or two-year terms unless written notice is given by either party at least 90 days prior to the expiration of the applicable term.

        Under their Restated Employment Agreements, Messrs. Thurman and Galvan are each eligible for certain annual cash incentive bonuses and other benefits and shall each participate in (i) the Company's annual cash incentive program with target bonuses of 100% and 60% of his base salary, respectively, or such other amounts as may be determined by the Board or the appropriate committee or individual and (ii) any other incentive programs established by the Company for its senior level executives. The Board has similar discretion with respect to any prorated annual bonuses granted in the event of termination due to death, disability, termination by Messrs. Thurman or Galvan for good reason or non-renewal of employment by the Company.

        In addition, as provided for in Mr. Thurman's prior employment agreement, his Restated Employment Agreement provides that as long as Mr. Thurman is employed by the Company on April 19, 2005, the Company will credit him with the payment of $125,000, which is equal to the outstanding balance of the Note that was entered into between the Company and Mr. Thurman in April 2001.

  Benefits Provided Upon Termination of Employment

        Each of the Restated Employment Agreements with Messrs. Thurman and Galvan also provide for certain benefits in the event of termination of employment. In the event that employment is terminated due to death or permanent disability, each equity grant held by Messrs. Thurman or Galvan shall immediately vest and, to the extent subject to an exercise period, shall remain exercisable for one year (but not beyond the expiration of the otherwise applicable exercise period), and Messrs. Thurman and Galvan or his estate, as the case may be, would each be entitled to receive his prorated annual cash incentive bonus and a lump sum payment of his base salary through the date of his death or the long-term disability program elimination period, as the case may be. In addition, Mr. Thurman, or his estate, would be entitled to receive a lump sum cash payment equal to two times his current base salary and to have the unpaid principal balance of the Note forgiven.

        In the event that employment is terminated due to disability, Messrs. Thurman and Galvan would each also be entitled to receive disability benefits in accordance with any long-term disability program then in effect for the Company's senior executives and, at the Company's expense, continuing medical and dental coverage for up to 18 months.

        In the event that Messrs. Thurman or Galvan terminate employment for good reason, as defined in each of Messrs. Thurman's or Galvan's Restated Employment Agreements, or employment is terminated by the Company without cause, each equity grant held by Messrs. Thurman or Galvan shall immediately vest and, to the extent subject to an exercise period, shall remain exercisable for a period of one year after the 31st day following receipt of a notice of termination for good reason or without cause by the Company or the executive (but not beyond the expiration of the otherwise applicable exercise period). In addition, each of Messrs. Thurman and Galvan would be entitled to: his prorated annual cash incentive bonus; a lump sum payment of his base salary through the 31st day following receipt of a notice of termination for good reason or without cause by the Company or the executive; and a lump sum payment in an amount equal to, in the case of Mr. Thurman, 200% of the sum of (i) his annual base salary then in effect and (ii) his most recent short and long term cash incentive bonus and, in the case of Mr. Galvan, 150% of the sum of (i) his annual base salary then in effect and (ii) his most recent short and long term cash incentive bonus. Each of Messrs. Thurman and Galvan would also be entitled, at the Company's expense, to outplacement services of up to $40,000 and $20,000, respectively, and continuing medical and dental coverage for up to 18 months at the Company's expense. In addition, Mr. Thurman would be entitled to have the unpaid principal balance of the Note forgiven.

        In the event that Messrs. Thurman or Galvan terminate employment for any reason other than death, disability, good reason, the expiration of the current employment term, written notice of non-renewal of employment, or in connection with a change in control or the Company terminates his employment for cause, each equity grant held by him that has vested prior to or on either the 31st day following receipt by the Company of a notice of termination from Messrs. Thurman or Galvan without good reason or the 31st day following receipt by Messrs. Thurman or Galvan of a notice of termination from the Company for cause, to the extent subject to an exercise period, shall remain exercisable for a period of 90 days (but not beyond the expiration of the otherwise applicable exercise period). Any equity grant that has not vested as of the 31st day following receipt by the Company of a notice of termination from Messrs. Thurman or Galvan without good reason or the 31st day following receipt by Messrs. Thurman or Galvan of a notice of termination from the Company for cause shall immediately cease to vest and shall be cancelled. In addition, each of Messrs. Thurman and Galvan would be entitled to receive a lump sum payment of his base salary through the 31st day following receipt by the Company of a notice of termination from Messrs. Thurman or Galvan without good reason or the 31st day following receipt by Messrs. Thurman or Galvan of a notice of termination from the Company for cause, but would not be entitled to any additional benefits, severance or other compensation.

        In the event that employment is terminated due to non-renewal of employment by the Company, each of Messrs. Thurman and Galvan would be entitled to receive a lump sum payment of 100% and 50%, respectively, of his base salary; a lump sum payment of his base salary through the last day of the remaining employment term; and his prorated annual cash incentive bonus.

  Benefits Provided Upon a Change in Control

        If a change in control, as defined in each of Messrs. Thurman's or Galvan's Restated Employment Agreement, occurs and either such executive's employment is terminated within the 18 month period following a change in control, Messrs. Thurman or Galvan each shall be entitled to a lump sum payment of the following: his base salary through the 31st day following receipt by Messrs. Thurman or Galvan of a notice of termination from the Company; his annual bonus paid for the most recently completed fiscal year prorated through the 31st day following receipt by Messrs. Thurman or Galvan of a notice of termination from the Company; the amount of any compensation previously deferred, with accrued interest or earnings, and accrued vacation pay; 300% in the case of Mr. Thurman, and 150% in the case of Mr. Galvan, of the sum of his highest annual base salary and bonus in any rolling 12-month period during the five-year period prior to the change in control; and any other amounts or benefits required to be paid under any plan, program, policy or agreement of the Company. In addition, at the Company's expense, Messrs. Thurman and Galvan shall each receive continuing medical and dental coverage for a period of up to 3 years and 18 months, respectively and, for purposes of determining eligibility of Messrs. Thurman and Galvan for retiree benefits, shall each be considered as employees for a period of three years following the 31st day following receipt by Messrs. Thurman or Galvan of a notice of termination from the Company.

        In the event of a change in control, each equity grant held by Mr. Thurman that has not already vested shall immediately vest and, to the extent subject to an exercise period, shall remain exercisable until the 31st day following receipt by Messrs. Thurman of a notice of termination from the Company specified in the relevant equity compensation plan or equity grant instrument; provided, however, that the accelerated vesting shall not be contingent upon the termination of Mr. Thurman's employment.

        In the case of Mr. Thurman, the change of control benefits described above shall also be payable if a change in control occurs and his employment is terminated within six months prior to a change in control and he can reasonably demonstrate that such termination was at the request of a third party who has taken steps reasonably calculated to effect a change in control or otherwise arose in connection with or in anticipation of a change in control.

  Other Termination Provisions

        Messrs. Thurman and Galvan or his estate, as the case may be, shall also be entitled to the balance of any incentive awards, expense reimbursements, and other benefits, if any, in accordance with the plans, programs, contracts or agreements he has with the Company. To the fullest extent permitted by applicable law, the Company's obligation to pay or provide benefits to Messrs. Thurman or Galvan under his respective Restated Employment Agreement shall be conditioned upon his execution of a general release in favor of the Company.

        During employment and for a period of one year following termination of employment for any reason, Messrs. Thurman and Galvan have each agreed not to compete with the Company or solicit its employees or customers. In addition, following termination of employment as Chief Executive Officer, other than termination for cause at any time during the initial or subsequent employment terms or without good reason during his initial employment term, Mr. Thurman shall continue to be employed for three years in a capacity mutually agreed to with the Board. During this period, the Company will pay Mr. Thurman an annual salary of $100,000 for the first year, $75,000 for the second year and $50,000 for the third year, and Mr. Thurman will be eligible to receive employee benefits during the three-year period.

Restated Employment Agreements with Messrs. Edward Pulwer and Mahboob H. Raja and Ms. Lori J. Cross

        Each of the Restated Employment Agreements with Messrs. Pulwer and Raja and Ms. Cross provides for a two-year term that automatically renews for successive two-year terms unless written notice is given by either party at least 90 days prior to the expiration of any term.

        Under their Restated Employment Agreements, Messrs. Pulwer and Raja and Ms. Cross shall each participate in (a) the Company's management incentive plan with target bonuses of 50%, or such other amounts as may be determined by the Board or the appropriate committee or individual and (b) any other incentive programs established by the Company for its senior level executives.

        Ms. Cross' Restated Employment Agreement also provides for a stipend in the amount of $100,000 to be paid on November 1, 2005 provided that she remains actively employed with the Company on that date, and an initial stock option valuation guarantee payment (the "Payment"). Ms. Cross is entitled to the Payment if the aggregate intrinsic value of the vested portion of the initial stock option grant of 120,000 shares of stock granted to Ms. Cross on November 13, 2003 (the "Option") is less than $425,000 on her employment termination date, as defined in her Restated Employment Agreement, and Ms. Cross is terminated prior to November 1, 2006 for any of the following reasons: by the Company without cause; by Ms. Cross due to the Company's material breach of any obligation under her Restated Employment Agreement; or as a result of Ms. Cross' death or disability. The Payment, if earned will equal an amount equal to the difference between $425,000 and the aggregate intrinsic value of the vested portion of the Option on the termination date, as defined in her Restated Employment Agreement. The following adjustments shall be made to the calculation of the payment amount: the value of any stock options, stock grants or other forms of equity compensation granted prior to November 1, 2006 shall be added to the aggregate intrinsic value amount and any realized gain from any exercises of the Option prior to the termination date, as defined in her Restated Employment Agreement, will be added to the aggregate intrinsic value of the vested portion of the Option. Ms. Cross will not be eligible for the Payment if the aggregate intrinsic value at any time from November 1, 2003 to November 1, 2006 exceeds $425,000.

  Benefits Provided Upon Termination of Employment

        Each of the Restated Employment Agreements with Messrs. Pulwer and Raja and Ms. Cross, respectively, provide for certain benefits in the event of termination of employment. In the event that employment is terminated due to death or disability, each equity grant held by Messrs. Pulwer or Raja or Ms. Cross shall immediately vest and to the extent subject to an exercise period, shall remain exercisable for one year (but not beyond the expiration of the otherwise applicable exercise period), and each of Messrs. Pulwer and Raja and Ms. Cross or his or her estate, as the case may be, would be entitled to receive the following: his or her prorated annual cash incentive bonus and a lump sum payment of his or her base salary through the date of his or her death or through the end of the long-term disability program elimination period, as the case may be. In the event that employment is terminated due to disability, each of Messrs. Pulwer and Raja and Ms. Cross also would be entitled to receive disability benefits in accordance with any long-term disability program then in effect for comparable executives.

        In the event that Messrs. Pulwer or Raja or Ms. Cross terminates his or her employment for any reason other than death, disability, the expiration of the current employment term or written notice of non-renewal of employment, or the Company terminates his or her employment for cause, each equity grant held by him or her that has vested prior to or on the 30th day following receipt by the Company of a notice of termination of employment from Messrs. Pulwer or Raja or Ms. Cross or the day he or she receives a notice of termination from the Company, as applicable, to the extent subject to an exercise period, shall remain exercisable for a period of 90 days (but not beyond the expiration of the otherwise applicable exercise period). Any equity grant that has not vested as of the 30th day following receipt by the Company of a notice of termination of employment from Messrs. Pulwer or Raja or Ms. Cross or the day he or she receives a notice of termination from the Company, as applicable, shall immediately cease to vest and shall be cancelled. In addition, Messrs. Pulwer and Raja and Ms. Cross would each be entitled to receive a lump sum payment of his or her base salary through the 30th day following receipt by the Company of a notice of termination of employment from Messrs. Pulwer or Raja or Ms. Cross or the day he or she receives a notice of termination from the Company, as applicable, but would not be entitled to any benefits, severance or other compensation.

        In the event that employment is terminated by the Company without cause, each equity grant held by Messrs. Pulwer or Raja or Ms. Cross that has vested prior to or on the 30th day following receipt by Messrs. Pulwer or Raja or Ms. Cross of a notice of termination without cause from the Company, to the extent subject to an exercise period, shall remain exercisable for a period of 90 days after the 30th day following receipt by Messrs. Pulwer or Raja or Ms. Cross of a notice of termination without cause from the Company (but not beyond the expiration of the otherwise applicable exercise period). Any equity grant that has not vested as of the 30th day following receipt by Messrs. Pulwer or Raja or Ms. Cross of a notice of termination without cause from the Company shall immediately cease to vest and shall be cancelled. In addition, Messrs. Pulwer and Raja and Ms. Cross would be entitled to receive a lump sum payment of his or her base salary through the 30th day following receipt by Messrs. Pulwer or Raja or Ms. Cross of a notice of termination without cause from the Company and a lump sum payment equal to the sum of his or her base salary and the most recent cash incentive bonus paid or the target bonus available under the Company's management incentive plan then in existence, whichever is higher.

        In the event that employment is terminated due to non-renewal by the Company, each of Messrs. Pulwer and Raja and Ms. Cross would be entitled to receive a lump sum payment of his or her unpaid base salary through the last day of the remaining employment term; his or her prorated annual cash incentive bonus; and, at the Company's discretion and in a lump sum payment, either three months of his or her base salary, if the Company requests that he or she discontinue employment for the remainder of the term; or six months of his or her base salary if the Company requests that he or she continue to serve for the remainder of the term, subject to the Company's right to terminate for cause.

  Benefits Provided Upon a Change in Control

        If employment is terminated due to non-renewal of employment by the Company following a change in control, as defined in each of Messrs. Pulwer's and Raja's and Ms. Cross' respective Restated Employment Agreements, but only upon expiration of the initial employment term or renewal period in which a change of control occurs, each of Messrs. Pulwer and Raja and Ms. Cross would be entitled to receive the benefits granted in the case of termination without cause rather than non-renewal benefits and the termination date through which benefits would be paid would be the last day of the remaining employment term. In addition, the equity grants held by each of Messrs. Pulwer and Raja and Ms. Cross shall be treated in accordance with the Company's equity incentive plan, his or her stock option agreement and the Restated Employment Agreement. In the event that the employment of Messrs. Pulwer or Raja or Ms. Cross is terminated within 12 months following a Change in Control, he or she would be entitled to the greater of the benefits under either his or her employment agreement or the Company change of control plan, if any, but would not be eligible for benefits provided under both.

  Other Termination Provisions

        In the case of any of the foregoing terminations, to the extent not previously paid or provided or otherwise contrary to the terms and conditions of his or her employment agreement, each of Messrs. Pulwer and Raja and Ms. Cross or his or her estate, as the case may be, shall also be entitled to the balance of any incentive awards, expense reimbursements, and other benefits, if any, in accordance with the plans, programs, contracts or agreements he or she has with the Company. Additional benefits not unconditionally due under applicable law, with respect to any of the foregoing terminations, shall be conditioned upon the execution of a general release within 10 days of the applicable termination date. During employment and for a period of one year following termination of employment for any reason, Messrs. Pulwer and Raja and Ms. Cross have each agreed not to compete with the Company or solicit its employees or customers. However, in the case of Mr. Pulwer, restrictions shall not apply to certain post-termination activity that occurs in California.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board and operates pursuant to a formal written Charter. In accordance with the Charter, the Audit Committee completed its annual review of the adequacy of the Charter during fiscal year 2004 and made a minor adjustment to its Charter to clarify existing language. All of the members of the Audit Committee are independent directors. In addition, the Audit Committee annually selects the Company's independent registered public accounting firm, subject to any action taken by the Board of Directors. For 2004, the Audit Committee selected Ernst & Young LLP ("E&Y") as its independent registered public accounting firm.

        Management is responsible for the Company's internal controls and the financial reporting process, including its system of internal controls, and for preparing the Company's financial statements in accordance with accounting principles generally accepted in the United States. The Company's independent registered public accounting firm is responsible for auditing those financial statements and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and E&Y both separately and together. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements for 2004, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee reviewed with E&Y, who are responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. The Audit Committee discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Furthermore, the Audit Committee has received the written disclosures and the letter from E&Y that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with E&Y their firm's independence from the Company and its management. The Audit Committee determined that the provision of certain services other than audit services by E&Y was compatible with maintaining E&Y's independence.

        The Committee has discussed with E&Y the overall scope and plans for their audits. The Committee meets with E&Y, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In its oversight function, the Committee relies on the representations of management and the Company's independent registered public accounting firm and thus does not have an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures, that the Company's financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States or that the Company's independent registered public accounting firm is in fact "independent."

        Based upon the Committee's discussions with management and E&Y and the Committee's review of the representations of management and the report of E&Y to the Committee, the Committee recommended that the Board include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended January 1, 2005 for filing with the SEC.

AUDIT COMMITTEE
Thomas W. Hofmann, Chairman Sander A. Flaum Kirk E. Gorman

March 8, 2005

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND RELATED FEES

        The Audit Committee has appointed E&Y, the Company's independent registered public accounting firm for the fiscal year ended January 1, 2005, to continue as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005. One or more representatives of E&Y will be present at this year's Annual Meeting of Stockholders. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        The aggregate fees billed to the Company for professional services rendered for the years 2004 and 2003 were as follows:

Audit Fees

        Fees for audit services totaled approximately $2,139,400 in 2004 and approximately $780,000 in 2003, including fees associated with the annual audits and the reviews of the Company's quarterly reports on Form 10-Q.

Audit-Related Fees

        Fees for audit related services totaled $182,300 in 2004 and $397,200 in 2003. Audit related services in 2004 consisted of due diligence in connection with potential acquisitions and an audit of our employee benefit plan. Audit related services in 2003 consisted of due diligence in connection with potential acquisitions, the public offering completed in June 2003 and an audit of our employee benefit plan.

Tax Fees

        Fees for tax services, including tax consulting, totaled $9,900 in 2004 and $3,670 in 2003.

Pre-approval Policies and Procedures

        The Audit Committee has established policies and procedures for pre-approving fees paid for services provided by the Company's independent registered public accounting firm. The Audit Committee pre-approves the audit fees for the year. The approval process for other services is based on the estimated cost of the service being provided. For significant fees, the process requires the Audit Committee to discuss the services to be provided in order to make an approval determination. The Audit Committee also pre-approves minor fees for recurring items such as technical accounting or tax consulting services that are not expected to exceed a minimal level. The Audit Committee Chairman has the authority to approve minor fees for all other items. The actual services provided are reviewed on an annual basis.

PERFORMANCE GRAPH

        Set forth below is a line graph comparing the yearly cumulative total stockholder return on the Common Stock with the yearly cumulative total return of the S&P Smallcap 600 Index and the S&P 600 Healthcare Equipment Index for the period beginning on November 7, 2001, the day the Common Stock commenced trading on the NYSE, and ending on December 31, 2004, the last trading day of our fiscal year. The comparison assumes $100 was invested on November 7, 2001 in the Common Stock and each of the foregoing indices and also assumes reinvestment of all dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN

	November 7, 2001	December 29, 2001	December 28, 2002	January 2, 2004	December 31, 2004
VIASYS HEALTHCARE INC.	$100.00	$128.21	$95.98	$131.06	$123.22
S&P SMALLCAP 600 INDEX	$100.00	$111.88	$94.59	$131.65	$161.20
S&P 600 HEALTHCARE EQUIPMENT INDEX	$100.00	$101.32	$90.11	$121.78	$144.66

OTHER MATTERS

        The Board does not know of any other matter that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the meeting, it is the intention of the proxy agents to vote the shares represented thereby in accordance with the recommendation of the Board on such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's

Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's Common Stock.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations of these persons that no other reports were required, during the year ended January 1, 2005, all of the Company's directors, executive officers and greater than ten percent stockholders complied with all Section 16(a) filing requirements except as follows: Fred B. Parks, Ph.D. filed a Form 4 to report a May 5, 2004 option grant and stock unit grant after the due date of the form and Sander A. Flaum filed a Form 4 to report a November 10, 2004 option grant after the due date of the form.

RELATED TRANSACTIONS

        In April 2001, the Company loaned Mr. Thurman a total of $500,000, which bears interest at an annual rate of six percent. On April 19, 2005, the Company will credit Mr. Thurman with payment of $125,000 of the principal amount of the loan, which is equal to the outstanding balance of the loan; provided that, Mr. Thurman is still employed by the Company on such date. In the event that Mr. Thurman's employment is terminated due to death or disability, by him for good reason or by the Company without cause, the unpaid principal balance of the loan would be forgiven. The terms of the loan have not been amended since its issuance to Mr. Thurman.

ADVANCE NOTICE PROCEDURES

        In accordance with the Company's By-laws, notice relating to nominations for directors or proposed business to be considered at the 2006 Annual Meeting of Stockholders must be given no earlier than February 9, 2006 or later than March 11, 2006. The notice must meet certain other requirements set forth in the By-laws. Stockholders may request a copy of the By-law provisions discussed above from the Secretary, c/o VIASYS Healthcare Inc., 227 Washington Street, Suite 200, Conshohocken, Pennsylvania 19428. These requirements do not affect the procedures for submitting stockholder proposals for inclusion in the proxy statement, nor do they apply to questions a stockholder may wish to ask at the meeting.

STOCKHOLDER PROPOSALS

        Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. Any proposal that an eligible stockholder desires to have presented at the 2006 Annual Meeting of Stockholders concerning a proper subject for inclusion in the proxy statement and for consideration at the annual meeting will be included in our proxy statement and related proxy card if we receive it no later than December 9, 2005.

PROCEDURES FOR NOMINATING OR RECOMMENDING FOR NOMINATION
CANDIDATES FOR DIRECTOR

        The Nominating and Governance Committee will consider director nominees recommended by stockholders who submit the following information in writing to the Secretary c/o VIASYS Healthcare Inc., 227 Washington Street, Suite 200, Conshohocken, Pennsylvania 19428 by no earlier than February 9, 2006 or later than March 11, 2006:

  •
  the candidate's name, age, business address and, if known, residence address;

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  the candidate's principal occupation or employment;

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  the class and number of shares of stock of the Company that are beneficially owned by the candidate; and

  •
  any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation l4A under the Securities Exchange Act of 1934, as amended.

        The nominating stockholder must also include the following information:

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  their name and address, as they appear on the Company's books;

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  the class and number of shares of stock of the Company that are owned, beneficially and of record, by such stockholder;

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  a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; and

  •
  a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in the notice.

  The nominating stockholder must also include the following information about the beneficial owner, if any, on whose behalf the nomination is being made:

  •
  such beneficial owner's name and address;

  •
  the class and number of shares of stock of the Company that are beneficially owned by such beneficial owner; and

  •
  a description of all arrangements or understandings between such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made.

        In addition, to be effective, the stockholder's notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the Company.

By order of the Board of Directors,

Matthew M. Bennett Secretary

Dated: April 8, 2005

Upon written request to the Secretary, c/o VIASYS Healthcare Inc., 227 Washington Street, Suite 200, Conshohocken, Pennsylvania 19428, the Company will provide, without charge, to any stockholder solicited hereby, a copy of its Annual Report on Form 10-K, including the financials and the schedules thereto.

ANNUAL MEETING OF STOCKHOLDERS OF

VIASYS HEALTHCARE INC.

May 10, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the Nominees as Directors for Terms Continuing through the 2008 Annual Meeting.				THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF VIASYS HEALTHCARE INC.
NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	☐ ☐ ☐	Sander A. Flaum Thomas W. Hofmann Kirk E. Gorman	PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT"and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

VIASYS HEALTHCARE INC.

Annual Meeting of Stockholders—May 10, 2005

PROXY CARD	PROXY CARD

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on May 10, 2005.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD

The undersigned hereby appoints Matthew M. Bennett and Martin P. Galvan, and each of them, proxies, with full power of substitution to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at The Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania, on Tuesday, May 10, 2005 at 8:30 A.M. local time, and at any adjournment thereof, upon all subjects that may properly come before the Annual Meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card, hereby revoking any and all proxies heretofore given.

The proxies will vote "FOR" the election of the nominees as Director if the applicable boxes are not marked, and at their discretion on any other matter that may properly come before the Annual Meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE	SEE REVERSE SIDE

QuickLinks

VIASYS HEALTHCARE INC. 227 Washington Street, Suite 200 Conshohocken, PA 19428
PROXY STATEMENT
VOTING AT THE ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL No. 1 — ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION
Aggregate Fiscal Year-End Option Values
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND RELATED FEES
PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN
OTHER MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATED TRANSACTIONS
ADVANCE NOTICE PROCEDURES
STOCKHOLDER PROPOSALS
PROCEDURES FOR NOMINATING OR RECOMMENDING FOR NOMINATION CANDIDATES FOR DIRECTOR